EXHIBIT 10.15

TVA Contract No. 00069956, Supp. No. 3

AGREEMENT
Between
TENNESSEE VALLEY AUTHORITY
And
SEVEN STATES SOUTHAVEN, LLC

THIS AGREEMENT, dated as of April 17, 2009 (Agreement), is entered into by and between SEVEN STATES SOUTHAVEN, LLC (Southaven), a limited liability company created and existing under the Laws of the State of Delaware, and TENNESSEE VALLEY AUTHORITY (TVA), a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. §§ 831-831ee (2006).

WITNESSETH:

WHEREAS, TVA and Seven States Power Corporation (Seven States Power) entered into a Joint Ownership Agreement dated April 30, 2008, numbered as TVA Contract No. 00069956, which was subsequently amended by Supplement No. 1 dated September 2, 2008 and Supplement No. 2 dated September 30, 2008 (as so amended, the JOA); and

WHEREAS, on September 30, 2008, Seven States Power designated Southaven as the “Designated Entity” under the JOA, assigned all its rights under the JOA to Southaven and specified the Elected Percentage under the JOA to be equal to 90%; and

WHEREAS, Supplement No. 2 to the JOA provides that in the event the Designated Entity takes title to a portion of the Elected Percentage less than 90% at the First Seven States Closing, then the Designated Entity has the option to take title to the remainder, or any portion thereof, of the Elected Percentage up to a total ownership interest equal to 90% at a Second Seven States Closing, which must occur no earlier than January 2, 2009 and on later than May 9, 2009; and

WHEREAS, the First Seven States Closing occurred September 30, 2008 for a portion of the Elected Percentage, resulting in Southaven obtaining a total ownership interest equal to 69.69%; and

WHEREAS, Southaven has notified TVA of its desire to take title to an additional 20.31% portion of the Purchased Assets, for a total ownership interest of 90%, at a Second Seven States Closing; and

WHEREAS, the Second Seven States Closing has occurred on the date hereof, with payment by Southaven to TVA of the additional Seven States Purchase Price for the additional 20.31% interest to make up the entire 90% Elected Percentage;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TVA and Southaven agree as follows:

1.	The Elected Percentage is hereby confirmed by both parties to be 90% as of the date hereof for all purposes under the JOA.

2.
The Buy Back Option under the JOA is hereby confirmed by both parties to require, if exercised, TVA to repurchase all of Seven States’ right, title, and interest in and to the Purchased Assets acquired by Seven States in both the First Seven States Closing and the Second Seven States Closing.

3.
Both parties hereby confirm that the “Loan” referred to in Section 5(e) of the JOA includes, without limitation, the $324,995,818 Term Loan and the $94,714,666 Incremental Term Loan A, each under that certain Credit Agreement, dated as of September 30, 2008, between Southaven, Seven States Power, JPMorgan Chase Bank, National Association, and the other lenders indentified therein, the proceeds of which have been advanced to Southaven on the date hereof.

4.	Both parties hereby confirm that the “Seven States Purchase Price”, as defined in the JOA, equals $419,710,484.

5.	To the knowledge of each of TVA and Southaven, there are no existing defaults under the JOA.

6.	All other terms and conditions of the JOA shall be and remain unchanged except as specifically provided herein.

7.	Capitalized terms used in this Agreement, including the recitals, and not otherwise defined herein, shall have the respective meanings set forth in the JOA.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, Southaven and TVA have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SEVEN STATES SOUTHAVEN, LLC,
a Delaware limited liability company

By: /s/ Jack W. Simmons
Name: Jack W. Simmons
Title: President and Chief Executive Officer

TENNESSEE VALLEY AUTHORITY

By: /s/ John G. Trawick
Name: John G. Trawick
Title: Vice President, Strategy, Pricing & Contracts

Signature Page to Supplement No. 3 to Joint Ownership Agreement